UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on April 1, 2008 and April 3, 2008, the Board of Directors of Image Entertainment, Inc. (the “Company”) made several changes in the executive management of the Company. In connection with the changes, the Board revised certain employment terms and compensation as follows: (i) Mr. David Borshell will serve as President with an annual base salary of $425,000; (ii) Mr. Jeff M. Framer will serve as Chief Financial Officer with an annual base salary of $350,000; (iii) Mr. Bill Bromiley will serve as Chief Acquisitions Officer with an annual base salary of $350,000; and (iv) and Mr. Derek Eiberg will serve as Executive Vice President, Operations and Chief Technology Officer with an annual base salary of $250,000. On April 7, 2008, the Board of Directors entered into Employment Letter Agreements (the “Agreements”) with each of the above listed officers of the Company. A copy of each of the Agreements is furnished as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Other than the amounts of the base salaries listed above, the terms of the Agreements are similar to each other, supersede any previous written or oral employment letters or agreements and include the following general terms and conditions for each officer: (i) an initial employment term of one year; (ii) payment of annual base salary payable bi-weekly in accordance with the normal payroll practices of the Company; (iii) standard executive insurance benefits for medical, dental, life and disability insurance fully paid by the Company; (iv) car allowance of $12,600 gross, paid bi-weekly; (v) four weeks of vacation per year; (vi) participation in a Company corporate bonus plan to be presented to and approved by the Compensation Committee of the Board of Directors; and (vii) participation in a Company stock-based compensation plan to be presented to and approved by the Compensation Committee of the Board of Directors. The approval of corporate bonus plan and stock-based compensation plan are at the sole discretion of the Compensation Committee of the Board of Directors.

The Agreements provide for standard severance and termination provisions. If the officer is terminated without cause, the officer would be entitled to receive base salary and benefits through the end of the remaining employment term plus six months; if the officer is terminated for cause the obligations of the Company with respect to salary and benefits would immediately terminate. The foregoing is only a summary of the key financial and other terms of the Agreements and it is modified in its entirety be reference to the Agreements which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Letter Agreement, dated as of April 1, 2008, between Image and David Borshell.

10.2	Employment Letter Agreement, dated as of April 1, 2008, between Image and Jeff M. Framer.

10.3	Employment Letter Agreement, dated as of April 1, 2008, between Image and Bill Bromiley.

10.4	Employment Letter Agreement, dated as of April 1, 2008, between Image and Derek Eiberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: April 10, 2008

By: /s/ JEFF M. FRAMER
Name: Jeff M. Framer
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Employment Letter Agreement, dated as of April 1, 2008, between Image and David Borshell.

10.2	Employment Letter Agreement, dated as of April 1, 2008, between Image and Jeff M. Framer.

10.3	Employment Letter Agreement, dated as of April 1, 2008, between Image and Bill Bromiley.

10.4	Employment Letter Agreement, dated as of April 1, 2008, between Image and Derek Eiberg.